Exhibit 31.1

Certification of CEO Pursuant to
Rule 13a-14(a) under the Securities Exchange Act
of 1934, as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Leonard S. Schleifer, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of Regeneron Pharmaceuticals, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 2, 2010	By:	/s/ Leonard S. Schleifer
Leonard S. Schleifer, M.D., Ph.D.
President and Chief Executive Officer